EXHIBIT 99.1

Stock Yards Bancorp Reports Second Quarter Earnings of $27.6 Million or $0.94 Per Diluted Share

Results Highlighted by Record Loan Growth and Net Interest Margin Expansion

LOUISVILLE, Ky., July 24, 2024 (GLOBE NEWSWIRE) -- Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in Louisville, central, eastern and northern Kentucky, as well as the Indianapolis, Indiana and Cincinnati, Ohio metropolitan markets, today reported earnings of $27.6 million, or $0.94 per diluted share, for the second quarter ended June 30, 2024. This compares to net income of $27.7 million, or $0.94 per diluted share, for the second quarter of 2023. Record loan growth, stable asset quality and net interest margin expansion contributed to second quarter operating results.

(dollar amounts in thousands, except per share data)	2Q24	1Q24	2Q23
Net income	$27,598	$25,887	$27,664
Net income per share, diluted	0.94	0.88	0.94

Net interest income	$62,022	$60,070	$60,929
Provision for credit losses(1)	1,300	1,425	2,350
Non-interest income	23,655	23,271	22,860
Non-interest expenses	49,109	48,961	45,800

Net interest margin	3.26%	3.20%	3.42%
Efficiency ratio(2)	57.26%	58.68%	54.57%
Tangible common equity to tangible assets(3)	8.42%	8.36%	7.87%
Annualized return on average assets(4)	1.35%	1.28%	1.46%
Annualized return on average equity(4)	12.64%	12.09%	13.87%

“Our second quarter results were solid, with record quarterly loan growth, stable credit quality metrics, solid contributions from our non-interest income revenue sources and net interest margin expansion,” commented James A. (Ja) Hillebrand, Chairman and Chief Executive Officer. “Total loans increased $652 million, or 12%, over the last 12 months, $221 million of which was generated during the second quarter of this year. Just as important, second quarter loan growth, led by an increase in Commercial & Industrial (C&I) line of credit expansion, was experienced within all loan categories and spread across all markets.

“Once again, strong non-interest income helped to fuel our operating results for the second quarter of 2024, with our Treasury Management and Wealth Management & Trust (WM&T) groups posting record quarterly revenue. While treasury management fees continued to benefit from customer growth and increased transaction volume, WM&T income was boosted by strong equity market performance, quarterly fees, and net new business expansion,” Hillebrand continued. “Further, we are encouraged by our net interest margin improvement and prospects for continued expansion. Second quarter net interest margin expanded six basis points compared to the linked quarter, boosted by robust loan growth, higher interest earning asset yields and a slow-down in deposit cost expansion.”

As of June 30, 2024, the Company had $8.32 billion in assets, $6.07 billion in loans and $6.57 billion in total deposits. The Company’s combined enterprise, which encompasses 72 branch offices across three contiguous states, will continue to benefit from a diversified geographic footprint that provides significant growth opportunities in both the banking and WM&T arenas.

Key factors contributing to the second quarter of 2024 results included:

  Total loans increased $652 million, or 12%, over the last 12 months, while growing a record $221 million, or 4%, on the linked quarter. Broad based loan growth during the quarter included increases in all markets and across all loan categories, with C&I growth of $63 million, or 5%, posting the largest gain. The yield earned on loans increased to 6.06% for the second quarter of 2024, benefiting from average balance growth and interest rate expansion.
  Deposit balances expanded $361 million, or 6% over the last 12 months, with the deposit mix continuing to shift from non-interest bearing and low interest-bearing deposits into higher cost deposits. Non-interest-bearing demand accounts declined $284 million, or 16%, while interest-bearing deposits grew $645 million, or 15%, led by time deposit growth. On the linked quarter, total deposits contracted $40 million, or 1%, led entirely by interest-bearing deposits.
  Net interest income increased $1.1 million, or 2%, for the second quarter of 2024 compared to the second quarter a year ago, with net interest margin compressing 16 bps to 3.26%. On the linked quarter, net interest income increased $2.0 million, or 3%, while net interest margin expanded 6 bps to 3.26%, representing the first time in six quarters that net interest margin has expanded.
  The Company recorded credit loss expense(1) of $1.3 million for the second quarter of 2024, consistent with strong loan growth and other factors within the CECL allowance model.
  Non-interest income increased $795,000, or 3%, over the second quarter of 2023. WM&T income expanded $649,000, or 6%, to a record $10.8 million, benefitting from strong quarterly fees, improved market conditions and net new business expansion. Treasury management fees also set a record, growing $276,000, or 11% over the last 12 months to $2.8 million. While card income increased $211,000, other non-interest income declined $588,000 over the second quarter of 2023, as the Company elected to strategically exit its insurance captive in late 2023.
  Total non-interest expenses increased $3.3 million, or 7%, during the second quarter of 2024 compared to the second quarter of 2023, primarily due to higher compensation and benefits expenses associated with annual merit increases, increased bonus accruals and elevated health insurance claims activity. Overall, non-interest expenses tracked closely to management expectations.
  Tangible common equity per share(3) was $23.22 on June 30, 2024, compared to $22.50 on March 31, 2024, and $20.17 on June 30, 2023.

Hillebrand concluded, “In May 2024, we once again received the 2023 Raymond James Community Bankers Cup award, recognizing the top 10% of community banks based on various profitability, operational efficiency, and balance sheet metrics. The pool of banks considered for recognition included all exchange-traded domestic banks with assets between $500 million and $10 billion as of December 31, 2023. This recognition not only reflects the success of Stock Yards, but our dedication to providing high quality service to the communities we serve.” Stock Yards Bancorp has been awarded the Raymond James Community Bankers Cup a total of nine times.

Results of Operations – Second Quarter 2024, Compared with Second Quarter 2023

Net interest income, the Company’s largest source of revenue, increased by $1.1 million, or 2%, to $62.0 million. Strong organic loan growth, higher interest earning asset yields and a slow-down in deposit cost expansion contributed to net interest income growth.

  Total interest income increased by $17.2 million, or 21%, to $100.3 million.
    Interest income and fees on loans increased $17.7 million, or 24%, over the prior year quarter. Consistent with the $687 million, or 13%, increase in average loans and interest rate expansion, the average quarterly yield earned on loans increased 57 basis points over the past 12 months to 6.06%.
    Interest income on securities decreased $1.2 million, or 13%, compared to the second quarter of 2023. While average securities balances have declined $227 million, or 13%, over the past 12 months, the rate earned on securities remained steady at 2.05%. Over the past 12 months, cash flows from investment portfolio maturities and pay downs have been utilized to fund loan growth and provide liquidity in lieu of redeployment into the portfolio.
    Interest income on overnight funds increased $493,000, or 30%, consistent with the $27 million quarter over prior year quarter average balance increase coupled with the increase in the Federal Funds Target Rate.
  Total interest expense increased $16.1 million, or 73%, to $38.3 million, as the cost of interest-bearing liabilities increased 94 basis points to 2.75%. For the fifth consecutive linked quarter end, the pace of expansion of total interest-bearing liability costs has slowed.
    Interest expense on deposits increased $14.5 million over the past 12 months, as the overall cost of interest- bearing deposits increased to 2.56% in the second quarter of 2024 from 1.55% in the second quarter of 2023. Interest expense expansion was spread over most deposit categories, with time deposits expanding the most at $6.2 million.
    Interest expense on Federal Home Loan Bank (FHLB) advances increased $1.3 million, or 33%. In 2024, in lieu of aggressive deposit promotions, the Company has increased short-term borrowings to fund loan growth, in anticipation of securities maturing in the second half of 2024.

For the second quarter of 2024, consistent with strong loan growth, a slight deterioration in unemployment projections, net recoveries, a marginal increase in specific reserves and other factors within the CECL allowance model, the Company recorded $1.1 million in credit loss expense(1) for loans. In addition, the Company recorded $225,000 expense for off balance sheet exposures associated with expansion of Construction & Land Development and C&I lines of credit. For the second quarter of 2023, the Company recorded $2.2 million in credit loss expense for loans and $200,000 provision expense for off balance sheet exposures.

Non-interest income increased $795,000, or 3%, to $23.7 million compared to the second quarter of 2023.

  WM&T income ended the second quarter of 2024 at a record $10.8 million, increasing $649,000, or 6%, over the second quarter of 2023. WM&T income benefited from net new business growth and equity market performance, coupled with higher quarterly fees collected. WM&T AUM expanded $503 million, or 7%, over the past 12 months to $7.48 billion at quarter end.
  Compared to the second quarter of 2023, treasury management fees increased $276,000, or 11%, to a record $2.8 million. The consistent treasury management growth has been driven by strong transaction volume, organic growth, modified fee schedules, strong foreign exchange income, new product sales and continued expansion of existing relationships.
  Card income increased $211,000, or 4%, over the second quarter of 2023, driven by transaction volume and increased interchange income.
  Other non-interest income declined $588,000 over the second quarter of 2023, as the Company elected to strategically exit its insurance captive in late 2023.

Non-interest expenses, which tracked closely with management expectations, increased $3.3 million, or 7%, compared to the second quarter of 2023, to $49.1 million.

  Compensation and benefits expense increased $2.5 million, or 9%, compared to the second quarter of 2023, consistent with the increase in annual merit increases, increased bonus accruals and elevated health insurance claims activity.
  Net occupancy and equipment expenses increased $305,000, or 9%, over the second quarter of 2023, primarily due to the relocation of all WM&T employees to a consolidated central location.
  Technology and communication expenses, which include computer software amortization, equipment depreciation and expenditures related to investments in technology needed to maintain and improve the quality of customer delivery channels, information security and internal resources, increased $675,000, or 16%, consistent with software upgrades and increased compliance expense.
  Marketing and business development expenses decreased $188,000 or 11%, compared to the second quarter of 2023 primarily due to lower advertising and customer entertainment expense.
  Legal and professional fees increased $366,000 compared to the second quarter of 2023, led by increased compliance-related consulting in preparation for expanded regulatory oversight in conjunction with future growth and higher collection related legal expenses.
  FDIC insurance expense increased $382,000, or 49%, compared to the second quarter of 2023. This expense moves in tandem with asset growth and the FDIC mandated uniform base rate assessment (which was increased in the second quarter of the prior year).
  Amortization of investments in tax credit partnerships declined $324,000 compared to the second quarter of 2023. Effective January 1, 2024, the Bank adopted ASU 2023-02 and began booking tax credit amortization expense for all income tax credit projects as a component of tax expense via the proportional amortization method.
  Other non-interest expenses declined $533,000, or 19%, compared to the second quarter of 2023, primarily due to the Company’s strategic decision to exit its insurance captive in late 2023.

Financial Condition – June 30, 2024, Compared with June 30, 2023

Total assets increased $583 million, or 8%, year over year to $8.32 billion.

Total loans increased $652 million, or 12%, to $6.07 billion, with the commercial real estate and C&I portfolio combining to represent 56% of the growth. In addition to the robust loan growth, the Company has benefitted from the higher rate environment that has generally slowed or muted loan payoff activity. Total line of credit usage was 41.1% as of June 30, 2024, compared to 40.1% as of June 30, 2023, with C&I line of credit usage expanding to 30.8% as of period end.

Total investment securities decreased $200 million, or 13%, year over year. The overall portfolio yield was 2.05% for the second quarter of 2024, which was unchanged from the second quarter of 2023. Over the past 12 months, cash flows from the investment portfolio have been utilized to fund loan growth and provide liquidity in lieu of redeployment.

Total deposits increased $361 million, or 6%, over the past 12 months, with the deposit mix continuing to shift from non-interest bearing and low interest-bearing deposits into higher cost deposits. Non-interest-bearing demand accounts declined $284 million, or 16%, while interest-bearing deposits grew $645 million, or 15%, led by time deposit growth.

For the first six months of 2024, the Company recorded net loan recoveries of $531,000. This compares to $221,000 in net charge offs during the same period in 2023. Non-performing loans totaled $18 million, or 0.29% of total loans outstanding on June 30, 2024, compared to $18 million, or 0.33% of total loans outstanding on June 30, 2023. The ratio of allowance for credit losses to loans ended at 1.35% on June 30, 2024, compared to 1.43% on June 30, 2023.

As of June 30, 2024, the Company continued to be “well-capitalized,” the highest regulatory capital rating for financial institutions, with all capital ratios experiencing meaningful growth. Total equity to assets(3) was 10.76% and the tangible common equity ratio(3) was 8.42% on June 30, 2024, compared to 10.45% and 7.87% on June 30, 2023, respectively.

In May 2024, the board of directors declared a quarterly cash dividend of $0.30 per common share. The dividend was paid July 1, 2024, to shareholders of record as of June 17, 2024.

No shares have been purchased since 2020, and approximately 741,000 shares remain eligible for repurchase under the current buy-back plan, which expires in May 2025.

Results of Operations – Second Quarter 2024, Compared with First Quarter 2024

Net interest margin improved six basis points on the linked quarter to 3.26%, boosted by loan growth, higher interest earning asset yields and a slow-down in deposit cost expansion.

Net interest income increased $2.0 million, or 3%, over the prior quarter to $62.0 million.

  Total interest income increased $3.8 million, or 4%, led by the increase in interest income on loans.
  Total interest expense increased $1.8 million, or 5%,
    Interest expense on deposits decreased $243,000, led by the interest-bearing demand and money market categories.
    Interest expense on FHLB advances increased $2.3 million, or 76%. The Bank has increased short-term borrowings to fund current year loan growth (in lieu of aggressive deposit promotions), in anticipation of securities maturing in the second half of the year.

The Company recorded $1.3 million in provision for credit losses(1) during the second quarter of 2024, which included a $1.1 million provision for credit losses on loans and $225,000 of credit loss expense for off-balance sheet exposures. During the first quarter of 2024, the Company recorded $1.4 million in provision for credit losses, which included a $1.2 million provision for credit losses on loans and $250,000 of credit loss expense for off-balance sheet exposures.

Non-interest income increased $384,000, or 2%, on the linked quarter.

  WM&T income expanded $24,000 to record levels, consistent with market expansion and net new business growth.
  Card income increased $241,000, or 5%, consistent with increased transaction volume.
  Treasury management fees increased $200,000, ending at $2.8 million, a quarterly record.

Non-interest expenses increased $148,000, to $49.1 million, as decreases in employee benefits and technology and communication expenses were offset by increases in compensation, net occupancy and equipment and marketing and business development expenses.

Financial Condition – June 30, 2024, Compared with March 31, 2024

Total assets increased $192 million, or 2%, on the linked quarter to $8.32 billion.

Total loans expanded $221 million, or 4%, on the linked quarter, led by increases in every loan category. Total line of credit usage was 41.1% as of June 30, 2024, compared to 38.9% as of March 31, 2024, driven by strong production. C&I line of credit usage totaled 30.8% as of June 30, 2024, compared to 27.3% as of March 31, 2024.

Total deposits decreased $40 million, or 1%, on the linked quarter. Non-interest-bearing demand accounts increased $1 million, while total interest-bearing deposit accounts contracted $41 million. Time deposit growth of $22 million was partially offset by $64 million of money market contraction.

About the Company

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $8.32 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company’s common shares trade on The Nasdaq Stock Market under the symbol “SYBT.”

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company’s management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its banking subsidiary operates; competition for the Company’s customers from other providers of financial services; changes in, or forecasts of, future political and economic conditions, inflation and efforts to control it; government legislation and regulation, which change and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company’s customers; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. Refer to Stock Yards’ Annual Report on Form 10-K for the year ended December 31, 2023, as well as its other filings with the SEC for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Contact:	T. Clay Stinnett Executive Vice President, Treasurer and Chief Financial Officer (502) 625-0890

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2024 Earnings Release
(In thousands unless otherwise noted)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
Income Statement Data	2024	2023	2024	2023

Net interest income, fully tax equivalent (5)	$62,113	$61,074	$122,279	$124,319
Interest income:
Loans	$90,018	$72,308	$175,858	$141,095
Federal funds sold and interest bearing due from banks	2,157	1,664	4,253	3,245
Mortgage loans held for sale	74	77	105	118
Federal Home Loan Bank stock	470	275	938	440
Investment securities	7,585	8,739	15,695	17,632
Total interest income	100,304	83,063	196,849	162,530
Interest expense:
Deposits	31,623	17,081	63,489	30,580
Securities sold under agreements to repurchase	771	376	1,702	832
Federal funds purchased	139	170	275	347
Federal Home Loan Bank advances	5,263	3,962	8,260	5,696
Subordinated debentures	486	545	1,031	1,074
Total interest expense	38,282	22,134	74,757	38,529
Net interest income	62,022	60,929	122,092	124,001
Provision for credit losses (1)	1,300	2,350	2,725	4,975
Net interest income after provision for credit losses	60,722	58,579	119,367	119,026
Non-interest income:
Wealth management and trust services	10,795	10,146	21,566	19,673
Deposit service charges	2,180	2,201	4,316	4,350
Debit and credit card income	4,923	4,712	9,605	9,194
Treasury management fees	2,825	2,549	5,450	4,867
Mortgage banking income	1,017	1,030	1,965	2,068
Net investment product sales commissions and fees	800	800	1,665	1,554
Bank owned life insurance	595	559	1,183	1,108
Gain (loss) on sale of premises and equipment	20	(225)	20	(227)
Other	500	1,088	1,156	2,320
Total non-interest income	23,655	22,860	46,926	44,907
Non-interest expenses:
Compensation	24,634	22,107	48,855	44,003
Employee benefits	5,086	5,061	10,962	10,114
Net occupancy and equipment	3,819	3,514	7,489	7,413
Technology and communication	4,894	4,219	9,963	8,470
Debit and credit card processing	1,811	1,706	3,557	3,125
Marketing and business development	1,596	1,784	2,671	2,879
Postage, printing and supplies	913	889	1,839	1,763
Legal and professional	1,185	819	2,300	1,616
FDIC insurance	1,161	779	2,273	1,914
Capital and deposit based taxes	673	607	1,303	1,246
Intangible amortization	1,051	1,172	2,103	2,352
Amortization of investments in tax credit partnerships	-	324	-	647
Other	2,286	2,819	4,755	5,572
Total non-interest expenses	49,109	45,800	98,070	91,114
Income before income tax expense	35,268	35,639	68,223	72,819
Income tax expense	7,670	7,975	14,738	16,107
Net income	$27,598	$27,664	$53,485	$56,712

Net income per share - Basic	$0.94	$0.95	$1.83	$1.94
Net income per share - Diluted	0.94	0.94	1.82	1.93
Cash dividend declared per share	0.30	0.29	0.60	0.58

Weighted average shares - Basic	29,283	29,223	29,267	29,200
Weighted average shares - Diluted	29,383	29,340	29,372	29,353

			June 30,
Balance Sheet Data			2024	2023

Investment securities			$1,342,354	$1,542,753
Loans			6,070,963	5,418,609
Allowance for credit losses on loans			82,155	77,710
Total assets			8,315,325	7,732,552
Non-interest bearing deposits			1,482,514	1,766,132
Interest bearing deposits			5,086,724	4,442,248
Federal Home Loan Bank advances			400,000	400,000
Accumulated other comprehensive income (loss)			(94,980)	(107,416)
Stockholders' equity			894,535	808,082

Total shares outstanding			29,388	29,323
Book value per share (3)			$30.44	$27.56
Tangible common equity per share (3)			23.22	20.17
Market value per share			49.67	45.37

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2024 Earnings Release

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Average Balance Sheet Data	2024	2023	2024	2023

Federal funds sold and interest bearing due from banks	$158,512	$131,958	$156,251	$136,369
Mortgage loans held for sale	6,204	8,420	5,417	7,446
Investment securities	1,491,865	1,719,045	1,535,132	1,736,734
Federal Home Loan Bank stock	29,735	25,074	25,428	20,311
Loans	5,973,801	5,286,597	5,891,363	5,261,876
Total interest earning assets	7,660,117	7,171,094	7,613,591	7,162,736
Total assets	8,246,735	7,579,439	8,200,049	7,587,211
Non-interest bearing deposits	1,515,708	1,781,338	1,508,155	1,829,554
Interest bearing deposits	4,971,804	4,414,599	5,015,274	4,447,194
Total deposits	6,487,512	6,195,937	6,523,429	6,276,748
Securities sold under agreements to repurchase	147,327	133,051	156,133	117,525
Federal funds purchased	10,127	13,602	10,144	14,915
Federal Home Loan Bank advances	441,484	348,352	357,967	256,215
Subordinated debentures	26,806	26,508	26,800	26,458
Total interest bearing liabilities	5,597,548	4,916,112	5,566,338	4,862,307
Accumulated other comprehensive income (loss)	(99,640)	(102,970)	(97,693)	(104,856)
Total stockholders' equity	878,233	799,886	869,616	788,782

Performance Ratios
Annualized return on average assets (4)	1.35%	1.46%	1.31%	1.51%
Annualized return on average equity (4)	12.64%	13.87%	12.37%	14.50%
Net interest margin, fully tax equivalent	3.26%	3.42%	3.23%	3.50%
Non-interest income to total revenue, fully tax equivalent	27.58%	27.43%	27.73%	26.63%
Efficiency ratio, fully tax equivalent (2)	57.26%	54.47%	57.96%	53.84%

Capital Ratios
Total stockholders' equity to total assets (3)			10.76%	10.45%
Tangible common equity to tangible assets (3)			8.42%	7.87%
Average stockholders' equity to average assets			10.61%	10.40%
Total risk-based capital			12.62%	12.78%
Common equity tier 1 risk-based capital			11.07%	11.20%
Tier 1 risk-based capital			11.43%	11.61%
Leverage			9.95%	9.83%

Loan Segmentation
Commercial real estate - non-owner occupied			$1,652,614	$1,477,733
Commercial real estate - owner occupied			943,013	873,980
Commercial and industrial			1,356,970	1,233,642
Residential real estate - owner occupied			749,870	664,870
Residential real estate - non-owner occupied			365,846	338,727
Construction and land development			586,820	451,324
Home equity lines of credit			223,304	202,574
Consumer			151,221	139,602
Leases			17,258	13,967
Credit cards			24,047	22,190
Total loans and leases			$6,070,963	$5,418,609

Asset Quality Data
Non-accrual loans			$17,371	$17,364
Modifications to borrowers experiencing financial difficulty			-	-
Loans past due 90 days or more and still accruing			186	437
Total non-performing loans			17,557	17,801
Other real estate owned			10	677
Total non-performing assets			$17,567	$18,478
Non-performing loans to total loans			0.29%	0.33%
Non-performing assets to total assets			0.21%	0.24%
Allowance for credit losses on loans to total loans			1.35%	1.43%
Allowance for credit losses on loans to average loans			1.39%	1.48%
Allowance for credit losses on loans to non-performing loans			468%	437%
Net (charge-offs) recoveries	$183	$(113)	$531	$(221)
Net (charge-offs) recoveries to average loans (6)	0.00%	0.00%	0.01%	0.00%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2024 Earnings Release

	Quarterly Comparison
Income Statement Data	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23

Net interest income, fully tax equivalent (5)	$62,113	$60,167	$62,112	$61,437	$61,074
Net interest income	$62,022	$60,070	$62,016	$61,315	$60,929
Provision for credit losses (1)	1,300	1,425	6,046	2,775	2,350
Net interest income after provision for credit losses	60,722	58,645	55,970	58,540	58,579
Non-interest income:
Wealth management and trust services	10,795	10,771	10,099	10,030	10,146
Deposit service charges	2,180	2,136	2,244	2,272	2,201
Debit and credit card income	4,923	4,682	5,374	4,870	4,712
Treasury management fees	2,825	2,625	2,531	2,635	2,549
Mortgage banking income	1,017	948	823	814	1,030
Loss on sale of securities	-	-	(44)	-	-
Net investment product sales commissions and fees	800	865	860	791	800
Bank owned life insurance	595	588	576	569	559
Gain (loss) on sale of premises and equipment	20	-	(105)	302	(225)
Other	500	656	2,059	613	1,088
Total non-interest income	23,655	23,271	24,417	22,896	22,860
Non-interest expenses:
Compensation	24,634	24,221	24,494	23,379	22,107
Employee benefits	5,086	5,876	3,829	4,508	5,061
Net occupancy and equipment	3,819	3,670	5,150	3,821	3,514
Technology and communication	4,894	5,069	4,612	4,236	4,219
Debit and credit card processing	1,811	1,746	1,719	1,637	1,706
Marketing and business development	1,596	1,075	1,754	1,357	1,784
Postage, printing and supplies	913	926	903	938	889
Legal and professional	1,185	1,115	1,293	1,049	819
FDIC insurance	1,161	1,112	1,060	937	779
Capital and deposit based taxes	673	630	601	629	607
Intangible amortization	1,051	1,052	1,167	1,167	1,172
Amortization of investments in tax credit partnerships	-	-	324	323	324
Other	2,286	2,469	3,107	2,721	2,819
Total non-interest expenses	49,109	48,961	50,013	46,702	45,800
Income before income tax expense	35,268	32,955	30,374	34,734	35,639
Income tax expense	7,670	7,068	6,430	7,642	7,975
Net income	$27,598	$25,887	$23,944	$27,092	$27,664

Net income per share - Basic	$0.94	$0.89	$0.82	$0.93	$0.95
Net income per share - Diluted	0.94	0.88	0.82	0.92	0.94
Cash dividend declared per share	0.30	0.30	0.30	0.30	0.29

Weighted average shares - Basic	29,283	29,250	29,226	29,223	29,223
Weighted average shares - Diluted	29,383	29,361	29,331	29,336	29,340

	Quarterly Comparison
Balance Sheet Data	6/30/24	3/31/24	3/31/24	9/30/23	6/30/23

Cash and due from banks	$85,441	$71,676	$94,466	$79,538	$111,126
Federal funds sold and interest bearing due from banks	118,910	88,547	171,493	113,499	103,204
Mortgage loans held for sale	6,438	6,462	6,056	6,535	7,069
Investment securities	1,342,354	1,379,212	1,471,016	1,465,453	1,542,753
Federal Home Loan Bank stock	31,462	24,675	16,236	26,241	27,366
Loans	6,070,963	5,849,715	5,771,038	5,617,084	5,418,609
Allowance for credit losses on loans	82,155	80,897	79,374	78,075	77,710
Goodwill	194,074	194,074	194,074	194,074	194,074
Total assets	8,315,325	8,123,128	8,170,102	7,903,430	7,732,552
Non-interest bearing deposits	1,482,514	1,481,217	1,548,624	1,714,918	1,766,132
Interest bearing deposits	5,086,724	5,127,863	5,122,124	4,687,889	4,442,248
Securities sold under agreements to repurchase	152,948	162,528	152,991	113,894	138,347
Federal funds purchased	10,029	9,961	12,852	11,518	11,646
Federal Home Loan Bank advances	400,000	200,000	200,000	350,000	400,000
Subordinated debentures	26,806	26,806	26,740	26,641	26,541
Accumulated other comprehensive income (loss)	(94,980)	(95,054)	(92,798)	(127,905)	(107,416)
Stockholders' equity	894,535	874,711	858,103	806,918	808,082

Total shares outstanding	29,388	29,393	29,329	29,323	29,323
Book value per share (3)	30.44	$29.76	$29.26	$27.52	$27.56
Tangible common equity per share (3)	23.22	22.50	21.95	20.17	20.17
Market value per share	49.67	48.91	51.49	39.29	45.37

Capital Ratios
Total stockholders' equity to total assets (3)	10.76%	10.77%	10.50%	10.21%	10.45%
Tangible common equity to tangible assets (3)	8.42%	8.36%	8.09%	7.69%	7.87%
Average stockholders' equity to average assets	10.65%	10.56%	10.07%	10.39%	10.53%
Total risk-based capital	12.62%	12.69%	12.56%	12.71%	12.78%
Common equity tier 1 risk-based capital	11.07%	11.11%	11.04%	11.17%	11.20%
Tier 1 risk-based capital	11.43%	11.49%	11.43%	11.57%	11.61%
Leverage	9.95%	9.82%	9.62%	9.80%	9.83%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2024 Earnings Release

	Quarterly Comparison
Average Balance Sheet Data	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23

Federal funds sold and interest bearing due from banks	$158,512	$153,990	$258,950	$124,653	$131,958
Mortgage loans held for sale	6,204	4,629	5,305	7,112	8,420
Investment securities	1,491,865	1,578,401	1,618,799	1,659,888	1,719,045
Federal Home Loan Bank stock	29,735	21,121	20,519	27,290	25,074
Loans	5,973,801	5,808,924	5,676,193	5,486,262	5,286,597
Total interest earning assets	7,660,117	7,567,065	7,579,766	7,305,205	7,171,094
Total assets	8,246,735	8,153,364	8,116,569	7,805,154	7,594,901
Non-interest bearing deposits	1,515,708	1,500,602	1,663,962	1,731,724	1,781,338
Interest bearing deposits	4,971,804	5,058,743	5,025,240	4,509,411	4,414,599
Total deposits	6,487,512	6,559,345	6,689,202	6,241,135	6,195,937
Securities sold under agreement to repurchase	147,327	164,979	130,148	127,063	113,051
Federal funds purchased	10,127	10,161	13,606	11,776	13,602
Federal Home Loan Bank advances	441,484	274,451	205,435	401,630	348,352
Subordinated debentures	26,806	26,794	26,706	26,606	26,508
Total interest bearing liabilities	5,597,548	5,535,128	5,401,135	5,076,486	4,916,112
Accumulated other comprehensive income (loss)	(99,640)	(95,747)	(125,843)	(112,329)	(102,970)
Total stockholders' equity	878,233	861,029	817,682	810,710	799,886

Performance Ratios
Annualized return on average assets (4)	1.35%	1.28%	1.17%	1.38%	1.46%
Annualized return on average equity (4)	12.64%	12.09%	11.62%	13.26%	13.87%
Net interest margin, fully tax equivalent	3.26%	3.20%	3.25%	3.34%	3.42%
Non-interest income to total revenue, fully tax equivalent	27.58%	27.89%	28.22%	27.15%	27.24%
Efficiency ratio, fully tax equivalent (2)	57.26%	58.68%	57.80%	55.38%	54.57%

Loans Segmentation
Commercial real estate - non-owner occupied	$1,652,614	$1,609,483	$1,561,689	$1,557,977	$1,527,453
Commercial real estate - owner occupied	943,013	931,973	907,424	896,522	825,026
Commercial and industrial	1,356,970	1,293,696	1,307,128	1,251,027	1,233,642
Residential real estate - owner occupied	749,870	723,234	708,893	696,162	664,870
Residential real estate - non-owner occupied	365,846	360,958	358,715	349,624	337,961
Construction and land development	586,820	532,183	531,324	480,120	451,324
Home equity lines of credit	223,304	212,443	211,390	203,184	202,574
Consumer	151,221	145,022	145,340	143,703	139,602
Leases	17,258	16,619	15,503	14,710	13,967
Credit cards	24,047	24,104	23,632	24,055	22,190
Total loans and leases	$6,070,963	$5,849,715	$5,771,038	$5,617,084	$5,418,609

Asset Quality Data
Non-accrual loans	$17,371	$13,984	$19,058	$17,227	$17,364
Modifications to borrowers experiencing financial difficulty	-	-	-	-	-
Loans past due 90 days or more and still accruing	186	106	110	1	437
Total non-performing loans	17,557	14,090	19,168	17,228	17,801
Other real estate owned	10	10	10	427	677
Total non-performing assets	$17,567	$14,100	$19,178	$17,655	$18,478
Non-performing loans to total loans	0.29%	0.24%	0.33%	0.31%	0.33%
Non-performing assets to total assets	0.21%	0.17%	0.23%	0.22%	0.24%
Allowance for credit losses on loans to total loans	1.35%	1.38%	1.38%	1.39%	1.43%
Allowance for credit losses on loans to average loans	1.38%	1.39%	1.40%	1.42%	1.47%
Allowance for credit losses on loans to non-performing loans	468%	574%	414%	453%	437%
Net (charge-offs) recoveries	$183	$348	$(4,472)	$(1,935)	$(113)
Net (charge-offs) recoveries to average loans (6)	0.00%	0.01%	-0.08%	-0.04%	-0.00%

Other Information
Total assets under management (in millions)	$7,479	$7,496	$7,160	$6,670	$6,976
Full-time equivalent employees	1,051	1,062	1,075	1,056	1,056

(1) - Detail of Provision for credit losses follows:
	Quarterly Comparison
(in thousands)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Provision for credit losses - loans	$1,075	$1,175	$5,771	$2,300	$2,150
Provision for credit losses - off balance sheet exposures	225	250	275	475	200
Total provision for credit losses	$1,300	$1,425	$6,046	$2,775	$2,350

(2) - The efficiency ratio, a non-GAAP measure, equals total non-interest expenses divided by the sum of net interest income (FTE) and non-interest income.
	Quarterly Comparison
(Dollars in thousands)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Total non-interest expenses (a)	$49,109	$48,961	$50,013	$46,702	$45,800

Total net interest income, fully tax equivalent	$62,113	$60,167	$62,112	$61,437	$61,074
Total non-interest income	23,655	23,271	24,417	22,896	22,860
Total revenue - Non-GAAP (b)	85,768	83,438	86,529	84,333	83,934

Efficiency ratio - Non-GAAP (a/b)	57.26%	58.68%	57.80%	55.38%	54.57%

(3) - The following table provides a reconciliation of total stockholders’ equity in accordance with GAAP to tangible stockholders’ equity, a non-GAAP disclosure. Bancorp provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy:
	Quarterly Comparison
(In thousands, except per share data)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Total stockholders' equity - GAAP (a)	$894,535	$874,711	$858,103	$806,918	$808,082
Less: Goodwill	(194,074)	(194,074)	(194,074)	(194,074)	(194,074)
Less: Core deposit and other intangibles	(18,201)	(19,252)	(20,304)	(21,471)	(22,638)
Tangible common equity - Non-GAAP (c)	$682,260	$661,385	$643,725	$591,373	$591,370

Total assets - GAAP (b)	$8,315,325	$8,123,128	$8,170,102	$7,903,430	$7,732,552
Less: Goodwill	(194,074)	(194,074)	(194,074)	(194,074)	(194,074)
Less: Core deposit and other intangibles	(18,201)	(19,252)	(20,304)	(21,471)	(22,638)
Tangible assets - Non-GAAP (d)	$8,103,050	$7,909,802	$7,955,724	$7,687,885	$7,515,840

Total stockholders' equity to total assets - GAAP (a/b)	10.76%	10.77%	10.50%	10.21%	10.45%
Tangible common equity to tangible assets - Non-GAAP (c/d)	8.42%	8.36%	8.09%	7.69%	7.87%

Total shares outstanding (e)	29,388	29,393	29,329	29,323	29,323

Book value per share - GAAP (a/e)	$30.44	$29.76	$29.26	$27.52	$27.56
Tangible common equity per share - Non-GAAP (c/e)	23.22	22.50	21.95	20.17	20.17

(4) - Return on average assets equals net income divided by total average assets, annualized to reflect a full year return on average assets. Similarly, return on average equity equals net income divided by total average equity, annualized to reflect a full year return on average equity.

(5) - Interest income on a FTE basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(6) - Quarterly net (charge-offs) recoveries to average loans ratios are not annualized.